Exhibit 99.2

FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2005 and 2004

DIVERSIFIED OPTICAL PRODUCTS, INC.

DIVERSIFIED OPTICAL PRODUCTS, INC.

INDEX TO FINANCIAL STATEMENTS

The following financial statements of Diversified Optical Products, Inc. are included:

All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

DIVERSIFIED OPTICAL PRODUCTS, INC.

Balance Sheet - Unaudited

(Amounts in thousands, except share data)

March 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,345
Accounts receivable	3,450
Inventories, net	5,114
Income taxes - deferred	254
Other current assets	81
TOTAL CURRENT ASSETS	11,244

PROPERTY AND EQUIPMENT, net	2,088

LONG TERM ASSETS:
Shareholder loan	140
Income taxes – deferred	38
Other long term assets	45
TOTAL LONG TERM ASSETS:	223

TOTAL ASSETS	$13,555

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term note payable	$505
Accounts payable	2,002
Accrued expenses and other liabilities	822
Deferred income	231
Customer advances	79
TOTAL CURRENT LIABILITIES	3,639

Note payable, less current portion	1,792

COMMITMENTS

SHAREHOLDERS’ EQUITY
Common stock, no par value:
authorized 200 shares, issued and outstanding	260
Retained earnings	7,864

TOTAL SHAREHOLDERS’ EQUITY	8,124

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,555

See accompanying notes to financial statements.

DIVERSIFIED OPTICAL PRODUCTS, INC.

Statements of Operations - Unaudited

(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2005	2004

Sales	$5,890	$4,000
Cost of sales	3,803	2,433
Gross margin	2,087	1,567

Selling, general and administrative expenses	965	723
Research and development costs	479	415
Gain on sale of assets	(235)	(21)
OPERATING INCOME	878	450

Interest expense	(31)	(37)
Interest income	7	2
Other income, net	2	1

Income from operations before income taxes	856	416
Provision for income taxes	74	37

NET INCOME	$782	$379

BASIC AND DILUTED EARNINGS PER SHARE	$3,910	$1,895
Weighted average basic and diluted common shares outstanding	200	200

See accompanying notes to financial statements.

DIVERSIFIED OPTICAL PRODUCTS, INC.

Statements of Cash Flows - Unaudited

(Amounts in thousands)

	Three Months Ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$782	$379
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	236	207
Deferred income taxes	(50)	(3)
Gain on disposal of capital equipment	(235)	(21)
Inventory write downs	414	(61)
Change in allowance for doubtful accounts	—	(35)
Change in warranty reserves	8	—
Changes in operating assets and liabilities:
Accounts receivable	(585)	(1,132)
Inventories	(617)	(653)
Other current and long-term assets	(73)	(8)
Accounts payable	861	725
Accrued expenses and other liabilities	(293)	(23)
Deferred revenue	8	—
Customer advances	(183)	183
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	273	(442)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(50)	(42)
Cash received from sale of fixed assets	438	45

NET CASH PROVIDED BY INVESTING ACTIVITIES	388	3

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of borrowings	(125)	(77)
Distribution to stockholders	—	(500)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(125)	(577)

NET CHANGE IN CASH AND CASH EQUIVALENTS	536	(1,016)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,809	1,068
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,345	$52

Supplemental cash flow information:
Cash paid (received) from
Interest paid	31	36
Interest received	(8)	(1)
Income tax payments	237	—

Non-cash investing and financing activities:
Reclassification of inventory to fixed assets	281	136

See accompanying notes to financial statements.

DIVERSIFIED OPTICAL PRODUCTS, INC.

Statements of Shareholders’ Equity - Unaudited

(Amount in thousands, except share data)

	Capital Stock		Retained
	Shares	Amount	Earnings	Total
Balance at December 31, 2004	200	$260	$7,082	$7,342

Net income	—	—	782	782
Balance at March 31, 2005	200	260	$7,864	$8,124

See accompanying notes to financial statements.

DIVERSIFIED OPTICAL PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

Note 1 - Summary of Significant Accounting Policies

Diversified Optical Products, Inc. (“DiOP”, “Company”, “we”, “our” or “us”) was incorporated in December 1976 as a New York corporation. The Company is primarily engaged in the manufacture and sale of infrared optical products and their components and is based in Salem, New Hampshire.

In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows for such periods have been made, and the interim accounting policies followed are in conformity with generally accepted accounting principles and are consistent with those applied for annual periods.  Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted as permitted by the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those used in evaluating loss contracts, recording warranty accruals, inventory reserves and the collectibility of amounts due from customers.  It is at least reasonably possible that the significant estimates used will change within the next year.

Note 2 – Inventories

Inventories, determined by lower of cost (first-in, first-out) or market, consist of:

March 31, 2005
Inventories:
Raw materials	$3,050
Work-in-process	1,640
Finished goods	424
Net inventories	$5,114

Note 3 – Loan Receivable - Shareholder

During 2002, DiOP loaned an unsecured advance of $130 to a shareholder of the Company.  The note began accruing interest on January 1, 2004 at a rate of 4%. The balance outstanding on the note was $130 as of March 31,2005 and December 31, 2004.  Accrued interest was $10 as of March 31, 2005 and December 31, 2004.  This loan was paid in full, including accrued interest, on May 2, 2005, in conjunction with the sale of DiOP.  (See Note 10).

Note 4 – Long-term Debt and Note Payable - Line of Credit

Current Financing Activities On May 28, 2004, DiOP refinanced a revolving line of credit and long-term debt with a bank. The refinancing includes a $2,500 revolving line of credit, payable on demand with monthly payments of interest only at the Prime Rate minus 0.5%. There was no outstanding balance on the revolving line of credit at March 31, 2005 and during the first three months of 2005.

The refinancing also included a five-year $2,700 term note to a bank, dated May 28, 2004, payable in blended monthly payments of principal and interest calculated based on a five-year amortization schedule. Note interest amounts outstanding shall accrue at an annual fixed rate of 5.5% and are charged on a per diem basis. The note is secured by substantially all the assets of DiOP and contains certain financial and restrictive covenants, with which we were in compliance at March 31, 2005. The outstanding balance of this note was $2,297 at March 31, 2005. The note was due May 28, 2009 but was paid in full on May 2, 2005 in conjunction with the sale of DiOP. (See Note 10)

These financial facilities are subject to various affirmative, negative and financial covenants, including Minimum Debt Service Coverage, Tangible Net Worth minimums and Maximum Debt to Capital Base requirements. As of March 31, 2005, we were in compliance with these covenants.

Prior Financing Activities.  During the first three months of 2004, we had available to us a revolving credit note and an equipment line of credit note.  The maximum amount available under the revolving credit note was $3,500 and under the equipment line of credit was $500.  The notes were secured by substantially all of the assets of DiOP and were fully guaranteed by KFN Reality, Inc., a related party and landlord of DiOP.  The lines of credit bore variable interest at the bank’s prime rate (3.5% at March 31, 2004), less one-half percent, adjusted daily.  The revolving line of credit was subject to review and, at the sole option of the bank, was renewable on May 31, 2004. The outstanding balance on the revolving credit note at March 31, 2004 was $3,000.  There was no outstanding balance on the equipment line of credit at March 31, 2004.

At March 31, 2004, DiOP’s long-term debt consisted of the following:

Note payable to a bank, dated September 21, 2001, payable in monthly principal payments of $14 plus variable interest at LIBOR plus 1.8% (5.95% at March 31, 2004). The note is secured by substantially all of the assets of the Company.	$580

Note payable to a bank, dated November 21, 2002, payable in monthly principal payments plus interest at LIBOR plus 1.8% (5.95% at March 31, 2004), commencing January 17, 2003. Monthly principal payments increased annually; payments in 2004 were $12 per months. This note was secured by substantially all of the assets of the Company.	97

Total notes payable at March 31, 2004	$677

The line of credit arrangement and the note payables were subject to various affirmative, negative and financial covenants, including Tangible Net Worth and Earnings before Interest, Depreciation and Taxes minimums. At March 31, 2004, we were not in compliance with certain financial covenants and we did not receive waivers from the bank.  The notes and credit line were refinanced in May 2004.

Long-term debt consisted of the following:

March 31, 2005
Term note payable, bank	$2,297
Less: current maturities	(505)
Long-term debt, less current maturities	$1,792

We had interest rate swap agreements that were entered into to minimize exposure to fluctuations in interest rates under our commercial loan agreements.  The swap agreements included a notional principal amount at March 31, 2004 of $677 that was due to terminate in December 2007.  Under these agreements, we paid interest upon fixed rates of 5.95% and 5.00%, while receiving interest based upon variable one-month LIBOR plus 1.8% (2.9% on

March 31, 2004).  The interest rate differentials, paid or received under these agreements, were recognized as incurred and were included in interest expense.  At March 31, 2004, the difference between the carrying value and the fair value of these obligations was not significant to the accompanying financial statements and not recorded. These interest rate swap agreements were cancelled in May 2004.

Note 5  - Warranty

Our products are sold with warranty provisions that require us to remedy deficiencies in quality or performance of our products over a specified period of time, generally twelve months, at no cost to our customers. Warranty reserves are established at the time that revenue is recognized based on our estimates of the costs that will be incurred to fulfill those warranty requirements.  These estimates are established using historical information on the nature, frequency, and average cost of warranty claims.

The following table summarizes product warranty activity for the first three months of 2005:

Balance at December 31, 2004	$360
Provision, changes and other	138
Payments	(130)
Balance at March 31, 2005	$368

Note 6 – Shareholders’ Equity

There were 200 shares of common stock authorized and issued as of March 31, 2005.  The Shareholders and the Company have entered into a Shareholder’s Agreement (“Agreement”), which among other things places restrictions on the transfer of outstanding stock.  Under the terms of the Agreement, DiOP has the right to purchase the Shareholder’s shares upon notice of either a Shareholder’s intention to transfer the shares, a Shareholder’s disability or an involuntary transfer.  Additionally, DiOP has an obligation to purchase a Shareholder’s shares upon death of a Shareholder.  In the event of death, disability or involuntary transfer, the purchase price is set based upon the greater of an agreed upon fixed minimum value calculation or the results of an agreed to valuation computation.

Note 7 - Income Taxes

DiOP is taxed under the provisions of Subchapter S of the Internal Revenue Code, whereby the individual shareholders recognize the Company’s taxable income or loss for federal and certain state tax purposes. Therefore, no federal tax provision is made for DiOP’s earnings. The state of New Hampshire does not recognize S- corporation status.  Consequently, we are subject to New Hampshire state income tax.  Distributions may be made periodically to the shareholders for, among other things, the stockholders’ income taxes.

Note 8 - Related Party Transactions

Certain shareholders of the Company also control the entity, KFN Realty, Inc., from which the Company leases its primary office and manufacturing facilities in Salem, New Hampshire. The current lease expires in December 2006. The aggregate annual rent paid, including real estate taxes, to the related party amounted to $45 for the three months ended March 31, 2005 and $38 for the three months ended March 31, 2004.

Note 9 - Commitments and contingencies

Investment Banking Agreement.  On September 27, 2004, we entered into an agreement with an investment banking firm to become its exclusive advisor to provide financial advisory and investment banking services in connection with any transactions involving a sale of all or a substantial part of the business. The agreement requires us to pay monthly retainer fees for six months and would require us to pay a transaction fee if a Transaction (as defined in the agreement) is consummated.  On May 2, 2005, Axsys Technologies, Inc. acquired all of the stock of DiOP.  (See Note 10).

Litigation.  DiOP is involved in two wrongful termination lawsuits. We believe that the chance of an unfavorable outcome is possible for both events but not probable.  We believe that the estimated loss if unfavorable outcomes were levied would range from $35 to $75; however, no accrual has been recorded.

Note 10 – Subsequent Events

On May 2, 2005, Axsys Technologies, Inc., a vertically integrated supplier of precision optical solutions for high technology applications, serving the aerospace, defense and high performance commercial markets, purchased all of the outstanding capital stock of DiOP for $60,000, plus or minus working capital adjustments, of which $5,000 will be held in escrow until at least May 2006.  In conjunction with the sale, all outstanding bank financing was paid in full.